UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2012

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective as of July 11, 2012, the Board of Directors of Planar Systems, Inc. (the “Company”) approved an amendment to the Company’s Second Restated Bylaws (the “Bylaw Amendment”) that authorizes the Board of Directors to permit shareholders to participate in meetings of the Company’s shareholders by electronic means. Specifically, the Bylaw Amendment provides that the Board of Directors, by resolution adopted in advance either specifically with respect to a particular meeting or generally with respect to future meetings, may permit any or all shareholders to participate in an annual or special meeting of the Company’s shareholders by the use of any means by which all shareholders may simultaneously hear each other. Although the Bylaw Amendment authorizes the Board of Directors to permit shareholders to participate in a shareholder meeting by electronic means, meetings of the Company’s shareholders will continue to be held in person at a physical location and all shareholders will continue to be entitled to attend shareholder meetings in person if they prefer to do so.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is filed herewith as Exhibit 3.1.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

3.1	Amendment to Second Restated Bylaws of Planar Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on July 17, 2012.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ Stephen M. Going
Stephen M. Going Senior Vice President, General Counsel and Secretary